UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2012

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill NY	12414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 20, 2012, the Board of Directors of Greene County Bancorp, Inc. announced a quarterly cash dividend of $0.175 per share.  A press release announcing the details of the declaration is filed as exhibit 99.1.

Greene County Bancorp, MHC, the majority stockholder of Greene County Bancorp, Inc. and owner of 2,304,632 shares of Greene County Bancorp, Inc.’s 4,166,854 total shares of outstanding common stock, has waived the right to receive its portion of the dividends on its shares of the Company’s common stock for the quarter ended March 31, 2012, and the Federal Reserve Board has issued its non-objection to the dividend waiver.  Accordingly, the dividend is expected to be paid only on the 1,862,222 shares owned by minority stockholders of Greene County Bancorp, Inc.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99	Press release dated April 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: April 23, 2012	By:	/s/ Donald E. Gibson
Donald E. Gibson
President & Chief Executive Officer